Exhibit 16.1
                                                                 ------------


               [Letterhead of Cherry, Bekaert & Holland, L.L.P.]


                                                            November 22, 2002



Securities and Exchange Commission
450 5th Street
Washington, DC  20549

Gentlemen:

We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on November 20, 2002, to be filed by our former client, Community Bancshares, Inc. We agree with the statements made in response to that Item insofar as they relate to our Firm.

                                         Very truly yours,



                                         /s/ Cherry, Bekaert & Holland, L.L.P.




cc:  Ronald S. Shoemaker
     Community Bancshares, Inc.